UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

DALECO RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	0-12214	23-2860734
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania	19382
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-429-0181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 26, 2011, the Company held its Annual Meeting of the Shareholders. At the Annual Meeting, the following matters were voted upon:

1.	Election of Directors: The following persons were elected to serve as directors of the Company until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Dov Amir	7,195,914	1,558,175	705,966	16,393,718
Lord Gilbert (John)	8,649,531	110,558	699,966	16,393,718
David A. Grady	8,700,381	59,708	699,966	16,393,718
Carl Haessler	8,692,381	67,708	699,966	16,393,718
Robert E. Martin	8,710,349	59,706	690,000	16,393,718
Charles T. Maxwell	8,650,415	109,674	699,966	16,393,718
Gary J. Novinskie	8,710,349	59,706	690,000	16,393,718

2.
Advisory Vote on Executive Compensation: The Shareholders approved, on an advisory basis, the compensation of the named executive officer, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure contained in such proxy statement.

For	Against	Abstain	Broker Non-Votes
9,325,587	113,718	20,750	16,393,718

3.           Vote on the Frequency of Shareholder Advisory Votes on Executive Compensation: The Shareholders approved the option of once every three years as the frequency with which Shareholders are asked to provide an advisory vote on Executive Compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

1 Year	2 Years	3 Years	Abstain
2,937,457	1,349,750	5,130,348	42,500

The Company will include a Shareholder vote on the compensation of executives in its proxy materials every three years.

4.	Ratification of Vasquez & Company, LLP as the Company’s independent registered public accounting firm Fiscal Year 2012.

For	Against	Abstain	Broker Non-Votes
25,715,406	6,754	131,613	0

The Company incorporates by reference its definitive Proxy Statement filed with the Securities and Exchange Commission on January 28, 2011, filed in accordance Regulation 14A under the Securities and Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daleco Resources Corporation (Registrant)

By:	/s/ Gary J. Novinskie
Gary J. Novinskie, President

Date:  April 29, 2011